Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312 466 4613	John Peschier, 312 930 8491
William Parke, 312 930 3467	CME-E
news@cmegroup.com http://cmegroup.mediaroom.com/

CME Group Inc. Reports Strong Fourth-Quarter and Full-Year Revenues and Operating Income

CHICAGO, February 3, 2009 – CME Group Inc. (NASDAQ: CME) today reported that total fourth-quarter GAAP revenues increased 31 percent to $692 million, and GAAP operating income increased 33 percent to $418 million. The company has taken a pre-tax, non-cash impairment charge of $275 million on its cross-equity investment in BM&F Bovespa SA, due to the decline in BM&F Bovespa’s current share price relative to original investment value. On a relative equity swap exchange basis, the economic value of CME Group’s equity stake in BM&F Bovespa has actually increased since the effective date of the agreement. While management of the company has determined that an impairment charge is appropriate under GAAP standards, management believes BM&F Bovespa’s stock price reflects current cyclical factors in the public company exchange sector and continues to present attractive long-term financial and strategic opportunities for CME Group. Additionally, CME Group and BM&F Bovespa are on track with the implementation of reciprocal order routing arrangements to facilitate increased customer transaction flow to their respective trading platforms.

As a result of the impairment charge, GAAP net income for the fourth quarter was $62 million and diluted earnings per share on a GAAP basis were $0.93. In conjunction with this charge, stockholders’ equity was reduced by $94 million due to unfavorable movements in the Brazilian real compared with the U.S. dollar. Aside from the BM&F Bovespa impairment charge, the fourth-quarter GAAP results also include $17.5 million of merger-related items. The 2008 GAAP results reflect the operations of both Chicago Mercantile Exchange (CME) and Board of Trade of the City of Chicago (CBOT), as well as the results of New York Mercantile Exchange, Inc. (NYMEX) after August 22, 2008 when the acquisition closed.

Pro forma non-GAAP diluted earnings per share in the fourth quarter were $3.58, the same as the prior year period. All pro forma results reflect the operations of both CME Group Inc. and NYMEX, as if they were combined for all periods reported. Additionally, fourth-quarter 2008 pro forma non-GAAP results exclude the impairment charge related to BM&F Bovespa and the merger-related items listed above. Total revenues increased one percent to $692 million, and the combined average rate per contract increased to 86 cents, up from 75 cents in fourth quarter 2007, primarily due to an increased proportion of higher priced contracts. Pro forma total operating expenses decreased three percent to $258 million, compared with the same period last year. A higher rate per contract and continued focus on expense discipline helped the company reach fourth-quarter operating income of $433 million, an increase of three percent from $419 million for the year-ago period, and operating margin of 63 percent, compared with 61 percent for fourth-quarter 2007. Operating margin is defined as operating income as a percentage of total revenues. Pro forma net income increased one percent to $239 million for fourth-quarter 2008. Pro forma measures do not replace and are not a substitute for

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, and Swapstream products.

GAAP financial results. They are provided to improve overall understanding of current financial performance and to provide a meaningful comparison with prior periods. A full reconciliation of these fourth-quarter and full-year 2008 pro forma results is included with the attached financial statements.

Full-year 2008 pro forma non-GAAP revenues increased 11 percent to $3.1 billion and operating income increased 20 percent to $2.0 billion compared with 2007. Pro forma operating margin grew to 65 percent in 2008, compared with 60 percent in 2007. Full-year pro forma net income and diluted earnings per share both increased 16 percent, compared with the prior year, to $1.1 billion and $16.17 respectively.

“CME Group’s revenue growth at a time of global recession highlights the value of our product diversity – which includes benchmark contracts in every asset class – to address customer needs under a variety of market conditions,” said CME Group Executive Chairman Terry Duffy. “Given the recent market dislocations, we see opportunities to reach out to non-traditional users of futures products, extend our technology and sales efforts globally and cross-sell our products. While we are aware of the challenges still facing financial markets, we also are confident that our long-term growth prospects are strong and we will continue to execute our strategy to build on the opportunities ahead.”

“Despite the very challenging economic and financial market conditions in the fourth quarter, CME Group’s overall performance compared favorably with other financial sector leaders,” said CME Group Chief Executive Officer Craig Donohue. “We grew revenues, reduced expenses, and increased margins, while making significant progress and remaining on track with synergy achievement in our CBOT and NYMEX integrations. Although dislocations in credit and lending markets have significantly impacted our interest rate complex, our other product lines, especially equity indexes, showed solid volume growth. In addition, the volume of business done on our over-the-counter ClearPort platform increased dramatically as we further expanded the range of products we offer to OTC market participants. Looking forward, we will continue to focus on expense discipline while providing customers with the best ways to manage risk at a time of economic uncertainty.”

CME Group Inc. Fourth-Quarter and Full-Year 2008 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q4 FY08	Q4 FY07	Y/Y	FY08	FY07	Y/Y
Revenues	$692	$530	31%	$2,561	$1,756	46%
Expenses	$274	$216	27%	$979	$704	39%
Operating Income	$418	$313	33%	$1,582	$1,052	50%
Operating Margin %	60.4%	59.2%		61.8%	59.9%
Net Income	$62	$201	-69%	$715	$659	9%
Diluted EPS	$0.93	$3.75	-75%	$12.13	$14.93	-19%

Pro Forma Non-GAAP

($s in millions, except per share)	Q4 FY08	Q4 FY07	Y/Y	FY08	FY07	Y/Y
Revenues	$692	$687	1%	$3,051	$2,740	11%
Expenses	$258	$268	-3%	$1,081	$1,102	-2%
Operating Income	$433	$419	3%	$1,970	$1,638	20%
Operating Margin %	62.6%	61.0%		64.6%	59.8%
Net Income	$239	$236	1%	$1,084	$935	16%
Diluted EPS	$3.58	$3.58	0%	$16.17	$13.93	16%

NOTE: See the CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail related to the adjustments made to reach the pro forma results.

Pro Forma Non-GAAP Fourth-Quarter 2008 Financial Results

Fourth-quarter 2008 average daily volume of 10.4 million contracts drove $573 million in clearing and transaction fee revenue, down slightly from $583 million in fourth-quarter 2007. Fourth-quarter 2008 quotation data fees were up 17 percent to $87 million. The average rate per contract for CME Group, excluding NYMEX for the entire period, was $0.713 for the quarter, up 10 percent compared with the average rate per contract of $0.648 in fourth-quarter 2007. The total pro forma average gross rate per contract for the NYMEX business was $1.671 for the quarter, up 14 percent compared with $1.471 in fourth-quarter 2007.

Fourth-quarter 2008 pro forma non-operating expense was $30 million, driven primarily by interest expense and borrowing costs of $35 million. Additionally, the fourth-quarter 2008 effective tax rate was 40.7 percent.

As of December 31, the company had $608 million of cash and marketable securities and $3.2 billion of debt. Since the $1.1 billion share buyback program was announced in June, the company has purchased shares with an approximate aggregate value of $250 million. The share buyback authorization remains in place, however the company has stopped purchasing shares in the near-term and is focused on paying down debt.

CME Group will hold a conference call to discuss fourth-quarter and full-year 2008 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (www.cmegroup.com) is the world’s largest and most diverse derivatives exchange. Building on the heritage of CME, CBOT and NYMEX, CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on trading floors in Chicago and New York. By acting as the buyer to every seller and the seller to every buyer, CME Clearing virtually eliminates counterparty credit risk. CME Clearing also offers $8 billion in financial safeguards to help mitigate systemic risk, providing the security and confidence market participants need to operate, invest and grow. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, and alternative investment products such as weather and real estate. CME Group is listed on NASDAQ under the symbol “CME.”

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex, E-mini and CME ClearPort are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago. NYMEX and New York Mercantile Exchange are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to realize the benefits and control the costs of our merger with NYMEX Holdings, Inc. and our ability to successfully integrate the businesses of CME Group and NYMEX Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected and expected cost savings from the merger may not be fully realized within the expected time frames or at all; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to generate future revenues from processing services; our ability to maintain existing customers and attract new ones; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing, changes as a result of a combination of the Securities and Exchange Commission and the Commodity Futures Trading Commission, or changes relating to the recently enacted Emergency Economic Stabilization Act of 2008; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by decreased demand or the growth of electronic trading or declines in subscriptions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political, geopolitical and market conditions, including the recent volatility of the capital and credit markets; natural disasters and other catastrophes, our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; the unfavorable resolution of material legal proceedings, the seasonality of the futures business; and changes in the regulation of our industry with respect to speculative trading in commodity interests and derivatives contracts. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q and our Current Report on Form 8-K, filed on October 29, 2008, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$297,895	$845,312
Collateral from securities lending	426,958	2,862,026
Marketable securities, including pledged securities	310,077	203,308
Accounts receivable, net of allowance	234,001	187,487
Other current assets	170,122	55,900
Cash performance bonds and security deposits	17,653,513	833,022

Total current assets	19,092,566	4,987,055
Property, net of accumulated depreciation and amortization	707,215	377,452
Intangible assets - trading products	16,982,000	7,987,000
Intangible assets - other, net of accumulated amortization	3,370,961	1,796,789
Goodwill	7,502,805	5,049,211
Other assets	477,265	108,690

Total Assets	$48,132,812	$20,306,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$71,012	$58,965
Payable under securities lending agreements	456,833	2,862,026
Short-term debt	802,900	164,435
Other current liabilities	184,337	157,615
Cash performance bonds and security deposits	17,653,513	833,022

Total current liabilities	19,168,595	4,076,063
Long-term debt	2,413,029	—
Deferred tax liabilities	7,728,286	3,848,240
Other liabilities	134,333	76,257

Total Liabilities	29,444,243	8,000,560
Shareholders’ equity	18,688,569	12,305,637

Total Liabilities and Shareholders’ Equity	$48,132,812	$20,306,197

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues
Clearing and transaction fees	$573,086	$438,517	$2,115,366	$1,427,320
Quotation data fees	87,252	49,891	279,533	145,054
Processing services	129	16,104	54,073	106,404
Access and communication fees	11,424	10,649	43,618	36,511
Other	19,878	14,378	68,429	40,812

Total Revenues	691,769	529,539	2,561,019	1,756,101

Expenses
Compensation and benefits	86,096	71,756	317,554	263,347
Communications	13,221	13,498	52,339	43,471
Technology support services	12,570	17,196	59,611	50,480
Professional fees and outside services	24,161	16,814	71,944	53,142
Amortization of purchased intangibles	35,524	17,286	98,682	33,878
Depreciation and amortization	34,472	32,992	137,341	105,653
Occupancy and building operations	18,484	15,368	71,388	48,203
Licensing and other fee agreements	25,467	10,351	70,259	35,651
Restructuring	2,774	4,380	4,839	8,892
Other	21,145	16,551	94,867	61,476

Total Expenses	273,914	216,192	978,824	704,193

Operating Income	417,855	313,347	1,582,195	1,051,908

Non-Operating Income and Expense
Investment income	4,105	15,430	45,514	73,157
Impairment of long-term investment	(274,507)		(274,507)
Gains (losses) on derivative investments	(390)	(158)	(8,148)	(98)
Securities lending interest income	6,176	29,934	38,323	121,494
Securities lending interest and other costs	(3,511)	(27,067)	(51,722)	(115,868)
Interest and other borrowing costs	(34,911)	(2,185)	(56,501)	(3,629)
Guarantee of exercise right privileges	35	11,332	12,824	(17,167)
Equity in losses of unconsolidated subsidiaries	(3,629)	(3,941)	(31,556)	(13,995)
Other non-operating expense	(60)	—	(8,458)	—

Total Non-Operating	(306,692)	23,345	(334,231)	43,894

Income Before Income Taxes	111,163	336,692	1,247,964	1,095,802

Income tax provision	(49,098)	(135,634)	(532,478)	(437,269)

Net Income	$62,065	$201,058	$715,486	$658,533

Earnings per Common Share:
Basic	$0.93	$3.78	$12.18	$15.05
Diluted	$0.93	$3.75	$12.13	$14.93

Weighted Average Number of Common Shares:
Basic	66,731	53,245	58,738	43,754
Diluted	66,904	53,564	58,967	44,107

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues
Clearing and transaction fees	$573,086	$583,447	$2,581,255	$2,332,636
Quotation data fees	87,252	74,449	348,631	293,495
Processing services	129	672	1,748	2,174
Access and communication fees	11,424	10,885	44,389	40,750
Other	19,878	17,235	75,470	71,304

Total Revenues	691,769	686,688	3,051,493	2,740,359

Expenses
Compensation and benefits	83,443	92,436	356,427	388,377
Communications	13,221	14,774	55,576	57,210
Technology support services	12,570	19,448	65,245	75,430
Professional fees and outside services	20,159	18,770	76,403	71,596
Amortization of purchased intangibles	30,523	30,805	122,993	122,836
Depreciation and amortization	34,472	34,161	139,931	142,476
Occupancy and building operations	18,484	19,483	82,303	75,252
Licensing and other fee agreements	25,467	18,634	96,110	83,081
Other	20,135	19,218	86,357	86,056

Total Expenses	258,474	267,729	1,081,345	1,102,314

Operating Income	433,295	418,959	1,970,148	1,638,045

Non-Operating Income and Expense
Investment income	4,105	21,224	54,312	106,857
Gains (losses) on derivative investments	(390)	(158)	(261)	(98)
Securities lending interest income	6,176	41,394	52,925	213,402
Securities lending interest and other costs	(971)	(37,449)	(45,653)	(204,112)
Interest and other borrowing costs	(34,911)	(38,081)	(149,154)	(152,324)
Equity in losses of unconsolidated subsidiaries	(3,717)	(6,705)	(20,929)	(24,174)

Total Non-Operating	(29,708)	(19,775)	(108,760)	(60,449)

Income Before Income Taxes	403,587	399,184	1,861,388	1,577,596

Income tax provision	(164,102)	(162,780)	(777,760)	(642,125)

Net Income	$239,485	$236,404	$1,083,628	$935,471

Earnings per Diluted Common Share	$3.58	$3.58	$16.17	$13.93

Weighted Average Number of Diluted Common Shares*	66,904	66,104	67,022	67,139

Note: All pro forma results for CME Group assume the merger with CBOT and the acquisition of NYMEX were completed as of the beginning of the period presented. Pro Forma Non-GAAP results exclude the impairment charge related to BM&F. See CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail on all of the adjustments made to reach the pro forma results.

*	Weighted average number of diluted common shares includes merger-related shares converted or issued for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Pro Forma Non-GAAP Measures

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP Results
Revenues	$691,769	$529,539	$2,561,019	$1,756,101
Expenses	273,914	216,192	978,824	704,193

Operating income	417,855	313,347	1,582,195	1,051,908

Non-operating income and expense	(306,692)	23,345	(334,231)	43,894

Income before income taxes	111,163	336,692	1,247,964	1,095,802
Income tax provision	(49,098)	(135,634)	(532,478)	(437,269)

Net Income	$62,065	$201,058	$715,486	$658,533

Pro Forma Adjustments
Revenues:
CBOT pre-merger revenue	$—	$—	$—	$414,881
NYMEX pre-merger revenue	—	172,581	543,949	673,607
Intercompany revenue elimination(1)	—	(15,432)	(45,724)	(104,230)
FXMarketSpace write down	—		(7,751)	—

Total Pro Forma Revenue Adjustment	—	157,149	490,474	984,258

Expenses:
CBOT pre-merger expense	—	—	—	219,296
NYMEX pre-merger expense	—	64,461	229,242	264,422
Intercompany expense elimination (1)	—	(15,432)	(45,724)	(104,230)
Amortization of intangibles (2)	(5,001)	13,518	27,588	88,897
Depreciation adjustment from building life change (3)	—	1,476	3,923	5,904
Swapstream writeoff	—	—	(14,315)	—
Loss on sale of metals	22	—	(2,758)	—
FXMS writeoff	—	—	(2,616)	—
Other (4)	(10,461)	(12,486)	(92,819)	(76,168)

Total Pro Forma Expense Adjustment	(15,440)	51,537	102,521	398,121

Adjustment to operating income	15,440	105,612	387,953	586,137

Non-operating income and expense:
CBOT premerger non-operating income	—	—	—	13,146
NYMEX premerger non-operating income	—	2,522	32,425	(14,403)
Interest on debt acquired for NYMEX deal	—	(34,310)	(88,576)	(146,215)
Equity investment unusual gain or loss(5)	—	—	(14,699)	25,962
Securities lending writedown	2,540	—	18,286	—
ERP Guarantee (6)	(35)	(11,332)	(12,824)	17,167
BM&F Bovespa (7)	274,479	—	290,859	—

Total Pro Forma Non-Operating Income and Expense Adjustment	276,984	(43,120)	225,471	(104,343)

Adjustment to income before income taxes	292,424	62,492	613,424	481,794
Adjustment to income tax provision	(115,004)	(27,146)	(245,282)	(204,856)

Adjustment to net income	$177,420	$35,346	$368,142	$276,938

Pro Forma Non-GAAP Results
Revenues	$691,769	$686,688	$3,051,493	$2,740,359
Expenses	258,474	267,729	1,081,345	1,102,314

Operating income	433,295	418,959	1,970,148	1,638,045

Non-operating income and expense	(29,708)	(19,775)	(108,760)	(60,449)

Income before income taxes	403,587	399,184	1,861,388	1,577,596
Income tax provision(8)	(164,102)	(162,780)	(777,760)	(642,125)

Net Income	$239,485	$236,404	$1,083,628	$935,471

Notes:

(1)	Eliminate clearing services provided to CBOT prior to the merger and processing services provided prior to the NYMEX acquisition.
(2)	Add amortization of intangible assets recorded in purchase of CBOT and NYMEX.
(3)	Adjust depreciation for changes in value and useful life of building acquired from NYMEX.
(4)	Reverse effect of restructuring, accelerated depreciation, integration and legal expenses related to the merger with CBOT and acquisition of NYMEX. Also removes other merger-related transaction costs that were expensed and transaction costs related to the acquisition of CMA.
(5)	Write-down of FXMarketSpace and Optionable as well as a gain related to TSX Group.
(6)	Reverse impact of exercise right privilege guarantee.
(7)	Reverse transaction costs related to the BM&F/Bovespa investment, including a pre-tax impairment charge of that investment in Q4 2008.
(8)	Pro forma adjustments through September 30, 2008 are tax affected at 41.5%, the mid point of CME Group’s estimated effective tax rate. Pro forma adjustments in the fourth quarter 2008 related to BM&F Bovespa are based on the tax benefit recorded. Also, a first quarter 2008 tax benefit of $38.6 million due to a change in Illinois state tax treatment for apportionment of revenues sourced within the state has been removed for proforma purposes. Finally, a third quarter 2008 non-cash tax expense of $48.3 million due to adjusting deferred taxes related to the NYMEX acquisition has also been removed for proforma purposes.

CME Group Inc.

Quarterly Operating Statistics

	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008
Trading Days	64	61	64	64	64

Quarterly Average Daily Volume (ADV)

CME Group Pro Forma ADV (Legacy CME, CBOT and NYMEX combined, in thousands)

	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008
Total	12,113	15,540	12,876	13,236	10,441

CME Group ADV (Legacy CME and CBOT combined for periods prior to 4Q07, in thousands)

	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008
Product Line
Interest rates	6,290	8,251	6,467	6,030	3,692
Equity E-mini	2,817	3,628	2,833	3,638	3,799
Equity standard-size	166	201	161	204	194
Foreign exchange	561	640	665	710	481
Commodities & alternative investments	740	949	933	822	691

Total	10,574	13,669	11,060	11,404	8,857

Venue
Open outcry	1,876	2,336	1,836	1,602	1,275
Electronic (excluding TRAKRS)	8,528	11,097	9,054	9,641	7,447
Privately negotiated	169	236	170	161	136

Total	10,574	13,669	11,060	11,404	8,857

NYMEX/COMEX ADV (in thousands)

	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008
NYMEX floor	229	257	238	193	166
NYMEX electronic	704	814	865	831	682
COMEX floor	42	47	38	36	29
COMEX electronic	147	205	172	214	144
NYMEX ClearPort	310	473	418	492	489
Other	107	75	85	65	75

Total	1,539	1,870	1,816	1,831	1,584

Average Rate Per Contract (RPC)

CME Group Pro Forma Average RPC (Legacy CME, CBOT and NYMEX combined)

	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008
Total	$0.753	$0.743	$0.775	$0.785	$0.858

CME Group RPC (Legacy CME and CBOT combined for entire periods reported)

	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008
Product Line
Interest rates	$0.530	$0.505	$0.522	$0.521	$0.569
Equity E-mini	0.687	0.684	0.668	0.677	0.706
Equity standard-size	1.427	1.506	1.453	1.486	1.582
Foreign exchange	0.985	0.927	0.907	0.936	0.894
Commodities & alternative investments	1.074	1.119	1.134	1.154	1.154

Average RPC (excluding TRAKRS)	$0.648	$0.630	$0.648	$0.659	$0.713

Venue
Open outcry	$0.517	$0.553	$0.572	$0.607	$0.663
Electronic (excluding TRAKRS)	0.629	0.609	0.629	0.637	0.691
Privately negotiated	3.057	2.345	2.427	2.526	2.558

NYMEX/COMEX RPC

	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008
NYMEX floor	$1.470	$1.594	$1.607	$1.386	$1.600
NYMEX electronic	1.204	1.324	1.304	1.315	1.308
COMEX floor	1.466	1.641	1.712	1.626	1.801
COMEX electronic	1.549	1.630	1.706	1.719	1.781
NYMEX ClearPort	1.925	1.875	1.905	0.933	2.099
Other	1.809	1.923	1.854	1.928	2.038

Total Pro Forma Average Gross Rate	$1.471	$1.570	$1.556	$1.567	$1.671

Total Pro Forma Average Net Rate	$1.388	$1.472	$1.479	$1.488	$1.569

Note: All CME Group volume and rate per contract data is based upon pro forma results, including the operations of CME Group and NYMEX as if they were combined for the entire period reported. All data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes Swapstream products.